OFFER TO PURCHASE

LUXURY YACHTS INTERNATIONAL, INC. IS HEREBY AUTHORIZED TO OFFER THE SUM OF

$ 3,000,000.00 (GROSS)

Three Million and No/100 Dollars (US Funds)

FOR THE VESSEL: "BIG EASY" (see Specifications Schedule A)
OFFICIAL NUMBER: USCG DOC # 998517 YEAR: 1993
GENERAL DESCRIPTION/TYPE: 226' 1200 Passenger

THE BUYER: Rotate Black, Inc. and/or Assigns submits the following offer on behalf of an entity to be formed
The SELLER: Mark Calvert, chapter 11 Trustee of Cruise Holding II, LLC

The Buyer agrees and understands and submits this offer as follows:

1. Understands that the BIG EASY (the "vessel") is offered in good faith subject to the Seller's acceptance of this offer subject to the approval of this offer by the US Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") and that said offer is binding on Seller only when accepted in writing by the Seller, and an order is entered by the Bankruptcy Court authorizing the Seller to sell the vessel to the Buyer. This offer is tendered with the understanding that it will remain irrevocable upon delivery of the full $250,000 deposit described below. The $250,000 deposit shall be non-refundable, unless the Bankruptcy Court fails to authorize the Seller to sell the vessel to the Buyer.

The deadline for Buyer to deliver its $250,000 deposit to Seller shall be, as follows: (a) the sum of $125,000 by wire transfer to Seller's counsel by no later than 4:00 p.m. on Tuesday, February 2, 2010, (b) the sum of $125,000, to be evidenced through the delivery by no later than 4:00 p.m. on Tuesday, February 2, 2010 of a promissory note in the amount of $125,000 made by Buyer in favor of Seller and personally guaranteed by John Paulsen, individually, in the form attached, and by the payment of the sum of $125,000 in immediately available funds to the BSBPA Trust Account (as defined below) on or before March 15, 2010.

Upon Seller's receipt of the $250,000 Buyer's deposit, Seller will seek expedited Bankruptcy Court approval of the sale of the vessel to Buyer at a hearing to be conducted by the Bankruptcy Court in Case No. 06-16353 (the "Sale Hearing"). Upon approval of the sale of the vessel to Buyer at the Sale Hearing, Seller may use the deposit for any purpose authorized by the Bankruptcy Code and the Bankruptcy Court.

2. Understands that the Buyer and his guest(s) will board the vessels for Survey at their own risk and will hold this brokerage and the owner(s) harmless and free from any and all claims of injury or damage which may occur to them, and that the Buyer hereby assumes the responsibility of notifying his guest(s) of this condition.

3. Agrees that the Buyer shall pay for all engine inspections, Haul-Outs, Surveys and miscellaneous services authorized by the Buyer whether the Buyer purchases the vessel or not. Buyer shall also be liable for all repairs that the Buyer orders to be made even if for any reason he is unable to complete this transaction. Buyer shall have the right to appoint the surveyor of his choice. **Notwithstanding the forgoing, the Buyer shall not order any repairs**

5. Knows of and agrees to pay STATE USE TAX, when due, to Dept. of Revenue for the state of Florida, if applicable.

6. Knows of and agrees to pay his prorated share of property taxes, computed from the date of the sale to the first of January of the following year, if applicable.

7. Understands that in the event the Buyer delivers its deposit and thereafter fails to pay the balance of the purchase price, Buyer agrees that the Seller may retain any deposit as liquidated damages for the Buyer's breach of this agreement.

The Buyer will give his final acceptance of the vessel by delivery of its deposit as described in paragraph 1 above, and therefore the deposit will be non-refundable immediately, if the Buyer fails to close after the conditions listed in paragraph 1 are met.

8. This document constitutes the offer from the Buyer to the Seller. Upon acceptance by Seller, this offer shall be deemed an "Asset Purchase Agreement" and shall be filed with an appropriate motion with the Bankruptcy Court. There are no other duties, obligations, liabilities, or warranties, implied or otherwise. All agreements or representations not incorporated in this writing are void and have no effect. This offer can only be modified by a written modification agreed to, accepted and signed by SELLER, BUYER and Luxury Yachts International, Inc.

9. Should any dispute arise between Buyer and Seller and Luxury Yachts International, Inc., the parties shall be bound by the decisions of the Bankruptcy Court.

10. **OTHER CONDITIONS:**

Method of payment: $250,000.00 Deposit wire transferred to the trust account of Seller's counsel, Bilzin Sumberg Baena Price & Axelrod LLP ("BSBPA Trust Account") as follows: (a) the sum of $125,000 by wire transfer to BSBPA Trust Account by no later than Tuesday, February 2, 2010; (b) the sum of $125,000, to be evidenced through the delivery to Seller's counsel by no later than 4:00 p.m. on Tuesday, February 2, 2010 of a promissory note in the amount of $125,000 made by Buyer in favor of Seller and personally guaranteed by John Paulsen, individually, in the form attached, and by the payment of the sum of $125,000 in immediately available funds to BSBPA Trust Account on or before March 15, 2010; and (d) at closing the balance of $2,750,000 by Certified Check or wire transfer of immediately available funds delivered to BSBPA Trust Account.

This offer shall remain open until January 28, 2010 10:00 P.M. (EST).

FINAL CLOSING: shall take place on or before March 15, 2010 5:00 P.M. Eastern Standard Time. Buyer may elect to defer the closing for up to a single 30 day period, but in no event later than April 14, 2010, by the payment to Seller of an additional $50,000, payable by wire transfer to BSBPA Trust Account, on or before March 15, 2010.

The Buyer hereby certifies that it has read and approved this offer and acknowledges receiving a copy of this agreement.

PAGE 3 OFFER TO PURCHASE FOR VESSEL "BIG EASY" OFFICIAL NUMBERS: USCG DOC# 998517

11. Other Conditions: THE VESSEL IS BEING SOLD "AS IS, WHERE IS". Buyer understands and agrees that entry of an order by the Bankruptcy Court approving the sale of the vessel is required in order for the sale to be final; pending the entry of such order, the deposit referenced above will be held in the BSBPA Trust Account. At least two business days prior to closing, Seller will provide Buyer with a copy of the order of the Bankruptcy Court authorizing the sale of the vessel to Buyer, free and clear of all liens, claims and encumbrances, which liens, claims and encumbrances shall attach to the proceeds of sale of the vessel.

12. This Offer is tendered with the intention of the Buyer as becoming recognized, after the delivery of its deposit, as the purchaser of the Vessel pursuant to an order entered by the Bankruptcy Court with respect to the sale of the vessel, and, notwithstanding anything to the contrary set forth herein, (a) is not contingent upon (i) financing, (ii) the completion of unperformed Due Diligence, (iii) the obtaining of approvals from the Buyer's board of directors or other internal approvals or consents, or (iv) the absence of any material adverse change; (b) is subject to approval by the Bankruptcy Court; (c) provides for a final closing no later than March 15, 2010, subject to a single extension of no more than 30 days but in no event later than April 14, 2010, at the election of Buyer, but subject to the payment to Seller of an additional $50,000, payable by wire transfer to BSBPA Trust Account on or before March 15, 2010; (d) is irrevocable upon delivery of Buyer's deposit and as set forth in paragraph 1; and (e) provides for a $250,000 deposit which deposit shall be non-refundable upon delivery and that shall be forfeited as liquidated damages in the event that the Buyer defaults, breaches the terms of this Offer, or breaches the terms of any sale order that may be entered by the Bankruptcy Court.

13. We have read and understand the terms and conditions concerning the sale and purchases of the above described **"BIG EASY" OFFICIAL#: USCG DOC# 998517,** and hereby approve and accept the terms hereof and acknowledge receipt of a copy of this Agreement.

Buyer's Signature: ______________________ **Date:** 1/29/10
Print Name ROTATE BLACK, INC., John Paulsen, Pres.

Address: 932 Spring Street Suite #201, Petoskey, Michigan 49770

Luxury Yachts International, Inc.: Linda L. Krantz, Pres. **Date:** 1/29/10
Selling Agent: **Linda L. Krantz, President** **License #: EBK-4321**

THE SELLER: MARK CALVERT, Chapter 11 Trustee for Cruise Holding II LLC

1. Sellor agrees that this offer is tendered with the understanding that it may not be considered binding until delivery of Buyer's deposit.

2. In the event Buyer's deposit is forfeited under the terms of this agreement, said deposit shall be divided between the Seller and Luxury Yachts International, Inc. with the sum of $200,000 being retained by Seller and the Brokerage share shall be in the amount of $50,000.

3. Seller is to discharge all liens, mortgages and bills now held against the vessel and shall furnish clear title to the vessel in accordance with the regulations of the U.S. Customs, State of Florida, Department of Harbors and Watercraft, and the applicable tax departments of the City, County, State and Federal governments. **The Seller shall deliver clean title to the vessel, free and clear of all liens, claims and encumbrances, as a result of the Bankruptcy Court order authorizing the sale of the vessel on such terms. Any existing liens, claims or encumbrances against the vessel shall attach to the proceeds of the sale.**

4. This document constitutes the entire offer between the parties. There are no other duties, obligations, liabilities, or warranties, implied or otherwise. All agreements or representations not incorporated in this writing are void and have no effect. This Agreement can only be modified by written modification agreed to, accepted and signed by SELLER, BUYER and LUXURY YACHTS INTERNATIONAL, INC.

5. Other Conditions: In the event the vessel is sold to Buyer, Seller shall be under obligation for the payment of $100,000 commission to Luxury Yachts International, Inc., and shall be paid from the proceeds of the sale upon closing.

6. Binding Offer: Seller accepts this offer only to evidence terms and price and Seller's intent to submit same to the Bankruptcy Court for approval. This offer shall be immediately binding on Buyer. Buyer may not withdraw this offer for any reason after the delivery of this offer to Seller.

In the event the Bankruptcy Court does not approve this offer, Buyer shall be entitled to a prompt 100% refund of any deposits held in the BSBPA trust account, and Seller shall have no obligation or liability for the payment of any commission to Luxury Yachts International, Inc.

PAGE 5 OFFER TO PURCHASE FOR VESSEL
"BIG EASY" OFFICIAL NUMBERS: USCG DOC# 998517

6. I, the Seller, subject to **Bankruptcy Court Approval,** hereby certify that I have read and approved this agreement and further agree to perform the obligations of the Seller as stated above within the time period provided. I further acknowledge receipt of a copy of this Agreement.

Seller's Signature: ______________________ **Date:** 1/27/2010
Print Name: MARK CALVERT, Trustee for Cruise Holdings II LLC

Seller's Signature: MARK CALVERT **Date:** 1/27/2010
Print Name:

Address: c/o Bilzin Sumberg Baena Price & Axelrod, LLP, 200 S. Biscayne Blvd., Suite 2500, Miami, Florida 33131

Luxury Yachts International, Inc.: ______________________ **Date:** 1/29/10
Selling Agent: **Linda L. Krantz, President** **License Number: # EBK-4321**

Luxury Yachts International, Inc.: ______________________ **Date:** 1/29/10
Linda L. Krantz, President
Broker of Record: #EBK-4321